UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) MARCH 16, 2007
NORTEL NETWORKS CORPORATION
(Exact name of registrant as specified in its charter)

CANADA	001-07260	NOT APPLICABLE

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code    905-863-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant
(a) Deloitte & Touche LLP (Deloitte) are the independent public accountants for the registrant and Nortel Networks Limited, its principal operating subsidiary, for the fiscal year 2006.
Following an evaluation conducted by the registrant as part of its corporate renewal process, on December 1, 2006, the board of directors of the registrant proposed that KPMG LLP (KPMG) serve as the registrant’s principal independent public accountants commencing with fiscal year 2007, subject to shareholder approval of such appointment at the registrant’s annual and special meeting, scheduled for May 2, 2007. Assuming KPMG’s appointment is approved by shareholders of the registrant, KPMG will also be appointed as Nortel Networks Limited’s principal independent public accountants commencing with fiscal year 2007. The proposed change in independent public accountants does not result from any disagreement or dissatisfaction between the registrant and Deloitte.
The audit reports of Deloitte on the registrant’s and Nortel Networks Limited’s financial statements for the fiscal years ended December 31, 2006 and December 31, 2005, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
As disclosed in the “Controls and Procedures” section of both the registrant’s and Nortel Networks Limited’s Form 10-K, management of the registrant and of Nortel Networks Limited concluded that a material weakness in internal control over financial reporting existed as of December 31, 2006. Deloitte expressed an unqualified opinion on management’s assessment of the effectiveness of internal control over financial reporting and an adverse opinion on the effectiveness of internal control over financial reporting as of December 31, 2006.
During the two fiscal years ended December 31, 2006 and December 31, 2005 and through March 16, 2007, there were no (1) disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with their report, or (2) reportable events described under Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934 (Regulation S-K).
The registrant has furnished the foregoing disclosures to Deloitte for their review and requested that Deloitte furnish the registrant with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with our statements. A copy of the letter furnished by Deloitte in response to that request, dated March 16, 2007, is being filed as Exhibit 16.1 to this Form 8-K.
(b) During the fiscal years ended December 31, 2006 and 2005, and through March 16, 2007, the registrant did not consult with KPMG on the application of accounting principles to a specified transaction, either complete or contemplated, or the type of audit opinion that might be rendered on the registrant’s financial statements, and neither a written report nor oral advice was provided to the registrant that KPMG concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue, except that during the periods indicated and as part of the registrant’s process of consultation of complex accounting issues, the registrant consulted with KPMG on issues arising in the registrant’s analysis prior to reaching conclusions on accounting issues related to: revenue recognition, including the application of the criteria for separation of multiple element arrangements under Emerging Issues Task Force Issue 00-21 and American Institute of Certified Public Accountants Statement of Position (SOP) 97-2 and of the appropriate application of revenue recognition literature under one or more of SOPs 81-1 or 97-2 or Staff Accounting Bulletin No. 104 to certain contract arrangements; the measurement, evaluation and documentation of hedge effectiveness on interest rate swaps based on Statement of Financial Accounting Standard (SFAS) No. 133; the accounting for certain grants of performance stock units under the registrant’s Stock Incentive Plan based on SFAS 123 (revised 2004); and the evaluation of recognition criteria arising from interpretations of variable interest entities and other investments pursuant to Financial Accounting Standards Board Interpretation No. 46 (revised December 2003) and other relevant accounting guidance.
During the fiscal years ended December 31, 2006 and 2005, and March 16, 2007, the registrant did not consult with KPMG on any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or reportable event (as defined in paragraph 304(a)(1)(v) of Regulation S-K).

The registrant has furnished KPMG with a copy of the foregoing disclosures and requested that KPMG furnish the registrant with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. KPMG has provided such a letter, which states that it agrees with the statements concerning it in this Item 4.01. A copy of the letter that KPMG furnished in response to the registrant’s request is filed as Exhibit 16.2 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

16.1	Letter, dated March 16, 2007, from Deloitte & Touche LLP to the Securities and Exchange Commission.

16.2	Letter, dated March 16, 2007, from KPMG LLP to the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/s/ Gordon A. Davies

Gordon A. Davies
General Counsel - Corporate
and Corporate Secretary

By:	/s/ Anna Ventresca

Anna Ventresca
Assistant Secretary
Dated: March 16, 2007

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter, dated March 16, 2007, from Deloitte & Touche LLP to the Securities and Exchange Commission.

16.2	Letter, dated March 16, 2007, from KPMG LLP to the Securities and Exchange Commission.